UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008 (March 3, 2008)

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EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)
1111 Bagby, Sky Lobby 2 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 3, 2008, William D. Stevens notified the Nominating Committee of the Board of Directors of EOG Resources, Inc. ("EOG") that he will retire from the Board of Directors at the end of his current term, which will expire in conjunction with EOG's 2008 annual meeting of stockholders ("Annual Meeting"), and will therefore not stand for re-election as a director at the Annual Meeting.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 4, 2008, the Board of Directors of EOG approved the filing with the Delaware Secretary of State of a Certificate of Elimination (the "Certificate of Elimination") with respect to EOG's 7.195% Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B (the "Series B Preferred Stock"), no shares of which are outstanding. The Certificate of Elimination was filed and effective on March 6, 2008 and provides that all matters set forth in the Certificate of Designation, Preferences and Rights, filed on July 19, 2000 with the Delaware Secretary of State with respect to the Series B Preferred Stock, are eliminated from EOG's Restated Certificate of Incorporation. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Certificate of Elimination of Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, dated March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EOG RESOURCES, INC. (Registrant)

Date: March 6, 2008	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)